Exhibit 10.6.3

Silicon Valley Bank

Amendment to Loan and Security
Agreement

Borrower:	DPAC Technologies Corp.

Dated as of:	December 3, 2004

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into between SILICON VALLEY BANK (“Bank”) and the borrower named above (the “Borrower”).

Reference is made to the Loan and Security Agreement between them dated August 30, 2002, as amended from time to time (the “Loan Agreement”).  Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.

Borrower and Bank desire to modify the terms of the Loan Agreement and the parties agree to do so as follows:

1.             Revised Definition.  It is hereby agreed that the defined term “Revolving Maturity Date” shall be deemed modified as follows:

“Revolving Maturity Date” is June 3, 2005.

2.             Fee.  Borrower shall pay to Bank a facility fee in connection herewith in the amount of $3,700, which shall be in addition to interest and to all other amounts payable under the Loan Agreement, and which shall not be refundable.

3.             Conditions to Effectiveness.  The following shall be conditions precedent to the effectiveness of this Agreement:

3.1           Executed Counterparts.  Borrower shall deliver to Bank fully executed and authorized counterparts of this Amendment.

3.2           Payment of Fee.  Borrower shall pay to Bank the fee referred to in Section 2 above, if applicable.

4.             Representations True.  Borrower represents and warrants to Bank that all representations and warranties in the Loan Agreement, as amended hereby, are true and correct.

5.             General Provisions.  The amendments and modifications set forth in this Agreement shall be deemed effective as of the date hereof when all conditions to effectiveness have been satisfied, as Bank has determined.  This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.  This Agreement may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:	Bank:

DPAC TECHNOLOGIES CORP.	SILICON VALLEY BANK

By	By
Title	Title